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                                                                    EXHIBIT 23.5

                               CONSENT OF EXPERT

     We hereby consent to the reference to our firm under the caption "Applicability of Federal Securities Laws to the Sale of Vacation Intervals" in the section entitled "RISK FACTORS" in the Prospectus included in Amendment No. 2 to the Registration Statement (Reg. No. 333-38283) on Form S-4, filed with the Securities and Exchange Commission on or about December 23, 1997, for the registration of the 9 3/4% Senior Subordinated Notes due 2007 of Signature Resorts, Inc.


Dated:  December 23, 1997                 SCHREEDER, WHEELER & FLINT, LLP


                                         /s/ Schreeder, Wheeler & Flint LLP